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Town Sports International, Inc.                                      Exhibit 11

Statement of Computation of Per Share Data

For the three and six months ended November 30, 1997

All figures are $'000, except share data               FOR THE THREE MONTHS ENDED                  FOR THE SIX MONTHS ENDED
                                                           NOVEMBER 30, 1997                           NOVEMBER 30, 1997
                                                   ------------------------------------       -----------------------------------
                                                                            Fully                                     Fully
                                                       Primary             Diluted                Primary            Diluted
Loss to common stockholders before
  extraordinary item............................             ($309)              ($309)                 ($321)             ($321)

Extraordinary item..............................              (730)               (730)                  (730)              (730)

                                                   ----------------    ----------------       ----------------    ---------------
Net loss to common stockholders.................           ($1,039)            ($1,039)               ($1,051)           ($1,051)
                                                   ----------------    ----------------       ----------------    ---------------

Weighted average number of common
  shares outstanding............................         1,015,714           1,015,714              1,012,857          1,012,857

Shares issuable upon exercise of outstanding
  options and warrants..........................                               171,164                                   171,164
                                                   ----------------    ----------------       ----------------    ---------------

Weighted average number of common shares used
  in computing per share data...................         1,015,714           1,186,878              1,012,857          1,184,021
                                                   ----------------    ----------------       ---------------     ----------------


Per common share data:
Loss to common stockholders before
  extraordinary item............................            ($0.30)             ($0.26)                ($0.32)            ($0.27)

Extraordinary item..............................             (0.72)              (0.62)                 (0.72)             (0.62)


                                                   ----------------    ----------------       ----------------    ---------------
Net loss per share..............................            ($1.02)             ($0.88)                ($1.04)            ($0.89)
                                                   ----------------    ----------------       ----------------    ---------------

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